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                                                                    EXHIBIT 99.2


                               FIRST AMENDMENT TO
                      SENIOR EXECUTIVE EMPLOYMENT AGREEMENT

         This First Amendment to Senior Executive Employment Agreement, dated as of June 19, 2000 (the "Amendment"), hereby amends the Senior Executive Employment Agreement, dated as of June 19, 2000 (the "Agreement") between PacifiCare Health Systems, Inc., a Delaware Corporation, and Robert W. O'Leary, an individual ("Executive"), as follows:

1.       Amendments to the Agreement.

1.1 The Agreement is amended by adding a second paragraph to Section 3.2 as follows:

                  For all Company benefit plans, Company shall waive the waiting period for commencement of coverage, to the extent permitted by law. Company shall also pay the cost of a supplemental health insurance policy which covers all deductibles and co-payments for Executive and his dependents while Executive is in Company's employ.

1.2 The Agreement is amended by adding a second paragraph to Section 3.5 as follows:

                  Throughout the duration of this Agreement, the target bonus in any given year shall be 75% of base salary. The maximum bonus shall be 150% of base salary. For the year 2000 Executive shall have a target bonus of not less than $960,000, which shall be pro-rated for that portion of year 2000 that Executive is actually employed by Company.

1.3 The Agreement is amended by changing the title of Section 3.7 to "Indemnity and Insurance" and by adding a second paragraph and a third paragraph to Section 3.7 as follows:

                  In any situation where under applicable law the Company has the power to indemnify Executive in respect of any judgments, fines, settlements, loss, cost or expense (including attorneys' fees) of any nature related to or arising out of Executive's activities as an agent, executive, officer or director of Company or in any other capacity on behalf of or at the request of Company, Company agrees that it will indemnify Executive to the fullest extent permitted by applicable law, including but not limited to making such findings and determinations and taking any and all such actions as Company may, under applicable law, be permitted to have the discretion to take so as to effectuate such indemnification. Company further agrees to furnish Executive for the


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         remainder of his life with Directors' and Officers' liability insurance insuring Executive, against occurrence(s) which occur during the term of this Agreement, such insurance to have policy limits aggregating not less than $100 million, [and otherwise to be substantially the same form and to contain substantially the same terms, conditions and exceptions as the liability insurance policies provided for officers and directors of Company currently in force].

                  The Company also agrees to indemnify Executive to the full extent permitted by law for any costs, fees, expenses (including attorneys' fees) of any nature, judgments, fines, settlements, losses he incurs as a result of his employment with the Company arising out of or relating to acts taken by the Company before he was employed; in such instances, Executive shall have the right to choose his own counsel, subject to the reasonable approval of the Company.

                  Company's indemnification is provided in reliance upon the following representations of Executive: Executive acknowledges that during the negotiation of this Agreement, Executive has received and has been in possession of certain material, non-public information regarding the Company ("Inside Information"). Executive acknowledges that he is aware that the United States securities laws prohibit any person who has material, non-public information concerning a company, such as the Inside Information, from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. Executive represents and warrants that during the negotiation of this Agreement, he has not: (i) traded in the securities of the Company; (ii) improperly used or disclosed any Inside Information to any other individual or entity, except for those individuals or entities who needed to know such information for the purpose of negotiating this Agreement; and (iii) used the Inside Information to manipulate the trading of the Company's securities.

1.4      The Agreement is amended by adding a new Section 3.10 as follows:

                  3.10 Signing Bonus. A signing bonus in the amount of $600,000 shall be earned and payable to Executive after 30 days of employment with the Company.

1.5      The Agreement is amended by adding a new Section 3.11 as follows:

                  3.11 Club Membership. Company shall pay for membership in the Pacific Club, with the expectation that Executive will make a recommendation for an additional membership in an Orange County country club. It is understood that any equity investments will be the property of the Company or a subsequent designee, subject to Executive's discretionary ability to buy out Company's ownership at the then fair market value.


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1.6      The Agreement is amended by adding a new Section 3.12 as follows:

                  3.12 Equity in Subsidiaries and Affiliates. Company's Compensation Committee will consider and determine whether Executive shall receive a share of the equity of certain subsidiaries or affiliates formed during the course of this Agreement.

1.7      The Agreement is amended by adding a new Section 3.13 as follows:

                  3.13 Initial Grant of Stock Options. Company shall grant Executive options to purchase 350,000 shares of the Company's common stock. The options shall be priced as of the grant date, and the grant date shall be Executive's first date of employment under this Agreement. The options shall have a ten year (10 year) term, and vesting shall be 25% per year, commencing on the first anniversary of the grant date.

1.8 The Agreement is amended by adding subdivision f to Section 4.2 as follows:

                  f. Payment for one year of medical, dental and vision benefits for Executive, his spouse and dependents up to the age of 21 for each full year of employment with Company, except that payment for such benefits shall not continue beyond Executive's sixty-fifth (65th) birthday. This provision shall not abrogate Executive's rights under COBRA.

1.9 The Agreement is amended by deleting subdivision d of Section 4.4 and replacing it with a new subdivision d as follows:

                  d. Payment for one year of medical, dental and vision benefits for Executive, his spouse and dependents up to the age of 21 for each full year of employment with Company, except that payment for such benefits shall not continue beyond Executive's sixty-fifth (65th) birthday. This provision shall not abrogate Executive's rights under COBRA.

1.10 The Agreement is amended by deleting "(iv) an amount equal to the equivalent of the cost of 36 months of COBRA benefits" contained in
         Section 5.1(a)(1), and replacing it with the following language:

                  (iv) an amount equal to the equivalent of the cost of one year of medical, dental and vision benefits for Executive, his spouse and dependents up to the age of 21 for each full year of employment with Company, except that the payment shall not exceed the cost of such benefits until Executive reaches the age of sixty-five (65), and except that this provision shall not abrogate Executive's rights under COBRA.


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1.11     The Agreement is amended by adding a new Section 7.8 as follows:

                  7.8 Membership on Other Boards. Executive, with the permission and knowledge of the Board of Directors of the Company, may serve on the Boards of the following Companies and Institutions during the course of his Contract with the Company, as long as such service does not interrupt Executive in the performance of his duties as the full-time Chief Executive Officer of the Company:

                                    Smith Industries PLC
                                    Thermo Electron Corp.
                                    World Economic Forum

         From time to time, Executive may serve on additional Boards with the approval of the Chairman of the Board of Directors of the Company.

2. Limitation of Amendments. Except as expressly provided herein, no terms or provisions of any agreement or instrument are modified or changed by this Amendment and the terms and provisions of the Agreement, as amended by this Amendment, shall continue in full force and effect, and are incorporated herein by this reference.

3. Governing Law. This Amendment shall be construed, interpreted and enforced in accordance with, and governed by California law.

4. Capitalized Terms. Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

5. Duplicate Originals; Execution in Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

6. Waivers and Amendments. Neither this Amendment nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

7. Section Headings. The titles of the sections hereof appear as a matter of convenience only, and do not constitute a part of this Agreement and shall not affect the construction hereof.


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8.       Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

The Company:                          PACIFICARE HEALTH SYSTEMS, INC.,
                                      A Delaware corporation

                                      /s/ DAVID REED
                                      ------------------------------------------
                                      By:     David Reed
                                      Title:  Chairman of the Board of Directors

                                      /s/ ROBERT W. O'LEARY
Executive:                            ------------------------------------------
                                          Robert W. O'Leary


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